UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2017

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On April 28, 2017, FuelCell Energy, Inc. (“FuelCell”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. as representative of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of FuelCell’s common stock, par value $0.0001 per share (the “Common Stock”) and short-term and long-term warrants. Subject to the terms and conditions contained in the Underwriting Agreement, the Underwriters have agreed to purchase, and the Company has agreed to sell, (i) 12,000,000 shares of Common Stock, (ii) Series C warrants to purchase an aggregate of 12,000,000 shares of Common Stock and (iii) Series D warrants to purchase an aggregate of 12,000,000 shares of Common Stock, at a public offering price of $1.28 per share and accompanying warrants, less the Underwriters’ discount (the “Offering Price”).  Under the terms of the Underwriting Agreement, FuelCell has also granted the Underwriters a 30-day option to purchase up to an additional 1,800,000 shares of Common Stock, Series C warrants to purchase up to an aggregate of 1,800,000 shares of Common Stock and Series D warrants to purchase up to an aggregate of 1,800,000 shares of Common Stock at the Offering Price. The net proceeds to the Company from the Offering, after deducting the Underwriters’ discount and other estimated offering expenses payable by the Company, are expected to be approximately $13,761,000, assuming no exercise by the Underwriters of their option. The net proceeds from the Offering will be used for project development, project financing, working capital and general corporate purposes.

The Series C warrants have an exercise price of $1.60 per share, are immediately exercisable and will expire on the fifth anniversary of the date of issuance. The Series D warrants have an exercise price of $1.28 per share, are immediately exercisable and will expire on the first anniversary of the date of issuance.

Certain investors in the Offering have entered into separate leak-out agreements (a “Leak-Out Agreement”) with FuelCell providing that during the period beginning on the date of the Leak-Out Agreement and ending on May 28, 2017, neither such investor nor certain of its affiliates will sell, directly or indirectly, on any trading day more than a fixed percentage (20% in the aggregate by all such investors) of the trading volume of the Common Stock on such day (subject to certain exceptions, including sales at a price greater than $1.61 at a time when the offer price of the Common Stock is greater than $1.60).

The Offering is expected to close on or about May 3, 2017, subject to customary closing conditions. Copies of the Underwriting Agreement and the Form of Leak-Out Agreement are attached to this Current Report on Form 8-K as Exhibits 1.1, and 4.3, respectively, and are incorporated herein by reference. The forms of Series C warrant and Series D warrant were previously filed as Exhibits 4.1 and 4.2 to the Current Report on Form 8-K filed by the Company on April 28, 2017. The foregoing is only a brief description of the material terms of the Underwriting Agreement, the Series C and Series D warrants and the Leak-Out Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to these Exhibits.

The Company offered and is selling the above-described securities pursuant to a prospectus dated February 24, 2017 and a prospectus supplement dated April 27, 2017 (the “Prospectus Supplement”), pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-215530), previously declared effective by the Securities and Exchange Commission (the “Shelf Registration Statement”). This Current Report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 1.1 and 4.3 by reference into the Shelf Registration Statement.

The legal opinion of Robinson & Cole LLP relating to the Common Stock and warrants being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01      Other Events.

On April 27, 2017, the Company issued a press release announcing the Offering. On April 28, 2017, the Company issued a press release announcing pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 28, 2017, between FuelCell Energy, Inc. and Oppenheimer & Co. Inc., as Representative of the several Underwriters set forth therein
4.3	Form of Leak-Out Agreement
5.1	Opinion of Robinson & Cole LLP
23.1	Consent of Robinson & Cole LLP (included in Exhibit 5.1)
99.1	Press release of FuelCell Energy, Inc., issued on April 27, 2017
99.2	Press release of FuelCell Energy, Inc., issued on April 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 28, 2017	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer, and Treasurer

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